Exhibit 5.1

Globus Maritime Limited

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Athens, Greece

Our reference: 28510.50007/80494898v2

April 12, 2019

Registration Statement on Form F-3 – Exhibit 5.1 Opinion

Dear Sirs:

We have acted as counsel to Globus Maritime Limited, a Marshall Islands corporation (the “Company”), in connection with the Company's registration statement on Form F-3 (as amended or supplemented from time to time and inclusive of all exhibits, the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the potential resale from time to time of up to 5,500,000 shares of common stock, par value $0.004 per share (the “Conversion Shares”) of the Company, all of which are issuable pursuant to conversion of a Senior Secured Note dated March 13, 2019 (the “Note”).

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and the prospectus included in the Registration Statement (as amended from time to time, the “Prospectus”);

(ii)	the Purchase Agreement dated March 13, 2019 and made between the Company and the Purchaser listed on the Schedule of Buyers attached thereto (the “Purchase Agreement”);

(iii)	the Note;

(iv)	the articles of incorporation and bylaws of the Company, each as amended to date; and

(v)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate, and upon the representations and warranties of each of the parties to the Purchase Agreement and the Note. We have not independently verified the facts so relied on.

We have assumed that the Company will, at the time of any issuance of shares of common stock pursuant to conversion of a Note, have a sufficient number of authorized but unissued shares of common stock pursuant to its articles of incorporation to so issue the relevant number of shares of common stock.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Conversion Shares are issued and delivered after due conversion of the relevant Note in accordance with the terms of the articles of incorporation and bylaws, the relevant Note, the Purchase Agreement, the Registration Statement, and Prospectus, the Conversion Shares will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP